UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 19, 2013

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52991	87-0324697
(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 200, La Jolla CA 92037
(Address of principal executive offices) (Zip code)

858-964-5123

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2013, we entered into an Asset Purchase Agreement with Centric Research Institute, Inc., or CRI, pursuant to which we acquired on the same day:

•	all of CRI’s rights in past, present and future CIRCUMserumTM product formulations and presentations, and
•	an exclusive, perpetual license to commercialize CIRCUMserumTM products in all territories except for the United States of America.

CRI will retain commercialization rights for CIRCUMserumTM in the United States.

In consideration for such assets and license, we agreed to issue to CRI shares of our common stock valued at $250,000 within 10 days of the closing. We will be required to issue to CRI shares of our common stock valued at $100,000 within 30 days of receiving human safety data showing no serious adverse events and minimal-to-no adverse events related to use of the Product. We will be required to issue to CRI additional shares of our common stock valued at $100,000 within 30 days of receiving statistically significant positive human clinical efficacy safety data in a certain indication for product. In each case, the number of shares to be issued will be determined based on the average of the closing price for the 10 trading days immediately preceding the issue date. CRI will have certain “piggyback” registration rights with respect to the shares described above, which rights provide that, if the Company registers shares of its common stock under the Securities Act in connection with a public offering, CRI will have the right to include such shares in that registration, subject to certain exceptions.

In connection with this transaction, we engaged Dr. Albert Liu, CEO of CRI, as a consultant to assist in the technology transfer and manufacturing of the product. In consideration of such services, we agreed to issue to Dr. Liu shares of our common stock valued at $25,000 on each of the 30th, the 60th and the 90th day following the closing. In each case, the number of shares to be issued will be determined based on the average of the closing price for the 10 trading days immediately preceding the issue date. The issuance of such shares will be pursuant to our 2013 Equity Incentive Plan.

The Asset Purchase Agreement also requires us to pay to CRI up to $7 million in cash milestone payments based on first achievement of annual net sales targets plus a royalty based on annual net sales. The obligation for these payments expires on April 19, 2023 or the expiration of the last of CRI’s patent claims covering the product or its use outside the United States, whichever is sooner.

A copy of the Asset Purchase Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this report.

Item 3.02 Unregistered Sale of Equity Securities.

See Item 1.01 of this report.

The shares to be issued to CRI pursuant to the Asset Purchase Agreement (excluding the shares to be issued to Dr. Liu under the Company’s 2013 Equity Incentive Plan), were offered and sold without registration under the Securities Act of 1933 to an investor that by reason of its business or financial experience was capable of evaluating the merits and risks of an investment in the shares and of protecting its own interests in connection with the acquisition of the shares in reliance upon the exemption provided by Section 4(2) of the Securities Act. These shares may not be re-offered or resold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend will be placed on the shares.

Item 7.01 Regulation FD Disclosure

On April 22, 2013, we issued a press release announcing the transaction described above.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K. The information under this Item 7.01 and in Exhibit 99.1 to this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 to this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated April 19, 2013, between Innovus Pharmaceuticals, Inc. and Centric Research Institute, Inc.

99.1	Press Release issued April 22, 2013

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2013

Innovus Pharmaceuticals, Inc.
By	s/Bassam Damaj
President and Chief Executive Officer

-3-